Exhibit 10.33

                                    AMENDMENT TO
                 THE CARNIVAL CORPORATION NONQUALIFIED RETIREMENT PLAN
                         FOR HIGHLY COMPENSATED EMPLOYEES



     The Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees (the "Plan") is hereby amended, effective December 1, 2000, as follows:

     (1) Section 2.1 of the Plan is amended to read as follows:

              2.1 Participation - the Retirement Committee will determine which Employees are Eligible Employees. In any event, no Employee shall be an Eligible Employee prior to satisfying one Year of Service and attainment of age 21. Eligible Employees shall enter the Plan on the January 1 or July 1 closest to satisfaction of the one Year of Service and age requirements. Notwithstanding the foregoing, effective January 1, 1998, for purposes of Articles 2 and 3 and for determining a Participant's Benefit Accrual Years of Service and Vesting Years of Service, no individual who elected to participate in The "Fun ShipSM" Nonqualified Savings Plan shall continue active participation in the Plan.

     (2) Section 7.1 of the Plan is amended to read as follows:

7.1   Preretirement Death Benefit.


       (a)   Upon the death of a Participant who (i) has a Vested Interest,
(ii) has not yet had an Annuity Starting Date and (iii) is survived by a spouse (with whom he has been married for at least twelve months), the Participant's spouse shall be entitled to receive a Preretirement Death Benefit as defined under Section 7.2(a).

(b)   Upon the death of a Participant who (i) has a Vested Interest,
(ii) has not yet had an Annuity Starting Date, and (iii) is not survived by a spouse (with whom he has been married for at least twelve months), the Participant's Beneficiary shall be entitled to receive a Preretirement Death Benefit as defined under Section 7.2(b).


     (3)   Section 7.2 of the Plan is amended to read as follows:

7.2   Form of Preretirement Death Benefit.


     (a) Subject to the following sentences, the Participant's Preretirement Death Benefit under Section 7.1(a) shall be paid to the Participant's spouse in accordance with the Participant's most recent distribution election under Section 6.1, or if no such election is in place, then in the form of an Qualified Preretirement Survivor Annuity. If the Actuarial Equivalent present value of the Participant's Preretirement Death Benefit as of the Annuity Starting Date exceeds the amount defined in
Section 6.2 (the "Minimum Amount"), the Participant's spouse may elect (during the period beginning on the day the Participant dies and ending on the day distribution of benefits commences) to receive a Preretirement Death Benefit which is the Actuarial Equivalent of the full amount otherwise payable as a Qualified Preretirement Survivor Annuity in the form of a single cash distribution. If the Actuarial Equivalent present value of a Participant's Qualified Preretirement Survivor Annuity as of the Annuity Starting Date does not exceed the Minimum Amount, the method of distribution to the Participant's spouse of the Preretirement Death Benefit shall be as a single cash distribution which is the Actuarial Equivalent of the full amount payable.

     (b) Single Participant Death Benefit. A Participant's Preretirement Death Benefit under Section 7.1(b) shall be paid to his Beneficiary in accordance with the Participant's most recent distribution election under
Section 6.1, or if no such election is in place, in the form of single cash distribution. The single cash distribution shall be equal to the Actuarial Equivalent present value of fifty percent (50%) of a Life with 5-Year Certain Benefit payable at the Participant's Normal Retirement Date.

     (4)   Section 7.3 of the Plan is amended to read as follows:

     7.3 Timing of Distribution; Annuity Starting Date. Notwithstanding the remainder of this Section 7.3, no distributions shall be made to the Participant's spouse prior to January 1, 1994.

     (a)   Distribution of a Participant's Preretirement Death Benefit under
Section 7.1(a) shall commence as of the Annuity Starting Date of the Participant's spouse. The Annuity Starting Date of the Participant's spouse shall be the earliest of (a) in the case of a Participant who dies on or after his Early Retirement Date, the first day of the month coincident with or next following the Participant's death, (b) in the case of a Participant who dies after attaining age 55 with less than 15 Vesting Years of Service and the Actuarial Equivalent present value of the Participant's Preretirement Death Benefit exceeds the Minimum Amount, the first day of the month coincident with or next following the Participant's Normal Retirement Date had the Participant lived, (c) in the case of a Participant who dies before attaining age 55 but after earning 15 or more years of Vesting Years of Service and the Actuarial Equivalent present value of the Participant's Preretirement Death Benefit exceeds the Minimum Amount, the first day of the month coincident with or next following the Participant's Early Retirement Date had the Participant lived, (d) in the case of a Participant who dies before attaining age 55 with less than 15 years of service and the Actuarial Equivalent present value of the Participant's Preretirement Death Benefit exceeds the Minimum Amount, the first day of the month coincident with or next following the Participant's Normal Retirement Date had the Participant lived, or (e) in the case of a Participant who dies before his or her Early Retirement Date and the Actuarial Equivalent present value of his or her Preretirement Death Benefit does not exceed the Minimum Amount, the first day of the month coincident with or next following the Participant's death.

(b)   Distribution of a Participant's Preretirement Death Benefit under
Section 7.1(b) shall be paid to his Beneficiary as soon as administratively practicable following the Participant's death.